UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               NATIONAL COAL CORP.
             (Exact Name of Registrant as Specified in Its Charter)


           FLORIDA                                          65-0601272
(State or Other Jurisdiction of                          (I.R.S. Employer
 Incorporation or Organization)                         Identification No.)


        8915 GEORGE WILLIAMS ROAD
          KNOXVILLE, TENNESSEE                                37923
(Address of Principal Executive Offices)                    (Zip Code)



                            2004 NATIONAL COAL CORP.
                                   OPTION PLAN
                            (Full Title of the Plans)

                                   JON E. NIX
                             CHIEF EXECUTIVE OFFICER
                               NATIONAL COAL CORP.
                            8915 GEORGE WILLIAMS ROAD
                           KNOXVILLE, TENNESSEE 37923
                     (Name and Address of Agent for Service)

                                 (865) 690-6900
          (Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15821 VENTURA BOULEVARD, SUITE 525
                                ENCINO, CA 91436

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                       Proposed     Proposed
                                       Maximum      Maximum
                                       Offering     Aggregate      Amount of
Title of Securities    Amount to be    Price Per    Offering     Registration
To Be Registered       Registered (1)  Share (2)    Price (2)         Fee
-------------------    -------------   ---------   -----------   -------------

Common Stock, par
   value $.0001
   per share.......     1,250,000        $6.50      $8,125,000        $956

================================================================================
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
(2) Determined in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the Registration Fee, based upon the average of the high and low prices reported on March 2, 2005, as reported on the Over-the-Counter Bulletin Board.

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         PURSUANT  TO  GENERAL  INSTRUCTION  E OF  FORM  S-8  ("REGISTRATION  OF
ADDITIONAL SECURITIES"), THE REGISTRANT HEREBY MAKES THE FOLLOWING STATEMENT:

         On May 19, 2004, National Coal Corp. (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-115649) (the "Prior Registration Statement") relating to shares of Common Stock to be issued pursuant to the 2004 National Coal Corp. Option Plan, as amended (the "Plan"). The Prior Registration Statement is currently effective. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and
(b) to be issued pursuant to the Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

         THE  FOLLOWING   EXHIBITS  ARE  FILED  AS  PART  OF  THIS  REGISTRATION
STATEMENT:

         5.1      Opinion of Stubbs Alderton & Markiles, LLP.

         23.1     Consent of Gordon, Hughes & Banks, LLP.

         23.2     Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

         24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 4th day of March, 2005.

                               NATIONAL COAL CORP.
                               (Registrant)

                               By:    /S/ ROBERT CHMIEL
                                    --------------------------------------------
                                    Robert Chmiel
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints each of Jon Nix and Robert Chmiel as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                      TITLE                               DATE
---------                      -----                               ----

     /S/ JON NIX               President and Director              March 4, 2005
--------------------------
Jon Nix

     /S/ ROBERT CHMIEL         Chief Financial Officer             March 4, 2005
--------------------------     and Director
Robert Chmiel

     /S/ SCOTT FILSTRUP        Director                            March 4, 2005
--------------------------
Scott Filstrup


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




                                  EXHIBIT INDEX


EXHIBIT NO.       EXHIBIT DESCRIPTION
-----------       -------------------


5.1               Opinion of Stubbs Alderton & Markiles, LLP.

23.1              Consent of Gordon, Hughes & Banks, LLP.

23.2              Consent  of Stubbs  Alderton  &  Markiles,  LLP  (included  in
                  Exhibit 5.1).

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


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